Exhibit 10.1.11

CONSOLIDATED EDISON INC.

ANNUAL INCENTIVE PLAN

Effective as of January 1, 2003

CONSOLIDATED EDISON INC.
ANNUAL INCENTIVE PLAN

PURPOSE

The purpose of the Plan is to provide executives of the Company or any of its Non-utility Subsidiaries designated by the Company’s Board of Directors as eligible to participate in the Plan with incentives to achieve goals which are important to shareholders and customers of the Company and the Non-utility Subsidiaries, to supplement their salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which the Company and the Non-utility Subsidiaries must compete for the best executive talent, and to assist the Company and the Non-utility Subsidiaries in attracting and retaining executives who are important to their continued success.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS
1.01 Affiliated Company
1.02 Annual Incentive Award
1.03 Annual Salary
1.04 Award Date
1.05 Board or Board of Directors
1.06 Code
1.07 Company
1.08 Deferred Income Plan
1.09 Deferral Portion
1.10 Incentive Percentage
1.11 Management Development and Compensation Committee
1.12 Non-utility Subsidiaries
1.13 Participant
1.14 Plan
1.15 Plan Administrator
1.16 Valuation Date
ARTICLE II. ELIGIBILITY
ARTICLE III. ADMINISTRATION
ARTICLE IV. DETERMINATION OF AWARDS
4.01 Incentive Percentages
4.02 Annual Incentive Award
ARTICLE V. DEFERRAL OF AWARDS
ARTICLE VI. VALUATION OF NON-DEFERRED AWARDS
ARTICLE VII. PAYMENT OF AWARDS
7.01 Time of Payment
7.02 Amount of Payment
7.03 Manner of Payment
7.04 Posthumous Payments
ARTICLE VIII. DEFERRAL ELECTIONS
8.01 Manner
8.02 Timing
ARTICLE IX. MISCELLANEOUS
9.01 Amendment and Termination
9.02 Effect of Plan
9.03 Withholding

i

9.04 Funding
9.05 Facility of Payment
9.06 Nonalienation

ii

ARTICLE I.  DEFINITIONS

The following terms when capitalized herein shall have the meanings set forth below.

1.01                          Affiliated Company shall mean any company other than the Company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.02                          Annual Incentive Award shall have the meaning set forth in Section 4.02.

1.03                          Annual Salary means the annual rate of salary of each Participant or such salary as in effect at the end of such year.

(a)                                  If such Participant’s employment is terminated during the year, the annual salary rate of such Participant in effect at the time of such termination shall be deemed to be the annual salary rate of such Participant at the end of such year;

(b)                                 A Participant’s annual rate of salary shall be determined without any deduction for pre-tax contributions or after-tax contributions made pursuant to the Consolidated Edison Thrift Savings Plan, the Con Edison Flexible Reimbursement Account Plan for Management Employees, the Con Edison OPTIONS Program for Management Employees, or Basic Salary or Supplemental Salary Contributions to the Deferred Income Plan.

1.04                          Award Date shall mean with respect to any Annual Incentive Award the date the Board approves the Annual Incentive Award.

1.05                          Board or Board of Directors shall mean the Board of Directors of the Company.

1.06                          Code means the Internal Revenue Code of 1986, as amended from time to time.

1.07                          Company shall mean Consolidated Edison, Inc. (“CEI”), its successors or assigns.

1.08                          Deferred Income Plan shall mean the Consolidated Edison Company of New York, Inc. Deferred Income Plan, as amended from time to time.

1.09                          Deferral Portion shall mean the portion of each Annual Incentive Award that is deferred pursuant to Article V.

1.10                          Incentive Percentage shall have the meaning set forth in Section 4.01.

1.11                          Management Development and Compensation Committee shall mean the Management Development and Compensation Committee of the Board or such other committee as may be appointed by the Board to determine whether the Participant is entitled to an Annual Incentive Award under the terms of this Plan.

1.12                          Non-utility Subsidiaries shall mean Consolidated Edison Communications, Inc., Consolidated Edison Development, Inc., Consolidated Edison Energy, Inc., Consolidated Edison Competitive Shared Services, Inc., Consolidated Edison Solutions, Inc. and any additional Affiliated Companies that the Board determines to include in this Plan.

1.13                          Participant shall mean any officer of the Company or its Non-utility subsidiaries who at any time has been designated by the Board as a participant in the Plan.

1.14                          Plan shall mean the Consolidated Edison Inc. Annual Incentive Plan, as in effect from time to time.

1.15                           Plan Administrator shall mean the individual appointed by the Company’s Chief Executive Officer to administer the Plan as provided in Article III.

1.16                           Valuation Date shall have the meaning set forth in Article VI.

ARTICLE II.  ELIGIBILITY

The Board, in its discretion, from time to time, may designate and change the designation of the executives of the Company or any of the Non-utility Subsidiaries eligible to participate in the Plan.  To be eligible to receive an award under the Plan for a particular year, an executive must: (a) have been employed by the Company or a Non-utility Subsidiary during any portion of such year and (b) be designated by the Board as eligible to participate in the Plan.

ARTICLE III.  ADMINISTRATION

Except as otherwise provided in the Plan, all determinations, other than who is eligible to participate, in connection with the Plan shall be made by the Plan Administrator, whose decisions shall be final and conclusive upon all Participants and any persons asserting any claim derived from a Participant.  The Plan Administrator shall make such determinations after receiving the recommendations of the Company’s Chief Executive Officer (except as to matters relating to the participation of the Company’s Chief Executive Officer in the Plan).  The Plan Administrator shall abstain from any determination under the Plan in which he or she has a personal interest, in which case such determination shall be made by the Company’s Chief Executive Officer.  The Plan Administrator shall be responsible for the administration of the Plan under the direction of the Company’s Chief Executive Officer.

ARTICLE IV.  DETERMINATION OF AWARDS

4.01         Incentive Percentage

The Board shall determine a percentage of Annual Salary deemed to constitute an appropriate incentive for each Participant eligible to participate in the Plan.  Each such percentage is herein called an “Incentive Percentage.”  The Board may from time to time, increase or decrease any Incentive Percentage for any Participant as the Board deems appropriate.

4.02                          Annual Incentive Award

In January of any year, the Management Development and Compensation Committee of the Board, upon the recommendation of the Company’s Chief Executive Officer, shall make, subject to confirmation by the Board, awards to individual Participants who are eligible to participate in the Plan for such year.  Such awards are herein called “Annual Incentive Awards.”  The Annual Incentive Award shall be determined in the following manner:

(a)                                  Each Annual Incentive Award shall be determined in light of the contribution of the Participant to the overall performance of any of the Non-utility Subsidiaries and the Company, and the Participant’s individual performance, taking into account such factors as the Committee and the Board deem relevant.

(b)                                 An Annual Incentive Award may range from zero to 150 percent of the Participant’s Incentive Percentage.

(c)                                  The determination of the Committee, upon Board approval, as to the amount of the Annual Incentive Award to be awarded, shall be final and conclusive.

ARTICLE V.  DEFERRAL OF AWARDS

All or any portion of each Annual Incentive Award may, at the Participant’s election, be deferred (“Deferral Portion”) into the Deferred Income Plan (“DIP”) and shall be administered and accounted for under the DIP.

ARTICLE VI.  VALUATION OF NON-DEFERRED AWARDS

The Valuation Date of any portion of an Annual Incentive Award that is not deferred pursuant to Article V shall be the Award Date, and the value on the Valuation Date shall be equal to the amount of such portion.

ARTICLE VII.  PAYMENT OF AWARDS

7.01                          Time of Payment

 Any portion of an Annual Incentive Award for which a deferral election under Article V has not been made shall become payable as soon as administratively practicable after its respective Valuation Date.

7.02                          Amount of Payment

Any portion of an Annual Incentive Award for which a deferral election under Article V has not been made shall be paid at its value on the Valuation Date, as determined pursuant to Article VI.

7.03                          Manner of Payment

Any portion of an Annual Incentive Award for which a deferral election under Article V has not been made shall be paid to the Participant in a single lump sum.

7.04                          Posthumous Payments

Subject to Section 9.05, if a Participant shall die before all payments to be made to the Participant under this Plan have been made, the remaining payment or payments shall be made to the Participant’s estate or personal representative in a single lump sum, with such posthumous payment to be made as soon as administratively practicable after the Participant’s death.

ARTICLE VIII.  DEFERRAL ELECTIONS

8.01                          Manner

The deferral elections permitted to Participants by Article V shall be made by a writing signed by the Participant and delivered to the Plan Administrator.  A separate deferral election may be made with respect to each Annual Incentive Award.  A deferral election made for any Annual Incentive Award shall be irrevocable with respect to that Annual Incentive Award and shall govern all subsequent Annual Incentive Awards, until a new deferral election is timely made as to subsequent Annual Incentive Awards.

8.02                          Timing

The deferral election pursuant to Article V with respect to any Annual Incentive Award must be made prior to the beginning of the calendar year for which the Annual Incentive Award relates.

ARTICLE IX.  MISCELLANEOUS

9.01                          Amendment and Termination

The Company reserves the right, by action of the Board of Directors, to terminate the Plan entirely, or to temporarily or permanently discontinue the making of awards under the Plan; and further reserves the right, by action of the Board of Directors or the Plan Administrator, to otherwise modify the Plan from time to time; provided that no such modification, termination, or discontinuance shall adversely affect the rights of Participants with respect to Annual Incentive Awards previously determined; and provided further, that no modification by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan.

9.02                          Effect of Plan

The establishment and continuance of the Plan shall not constitute a contract of employment between the Company and any executive or Participant.  No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of executives or Participants under the Plan.  Neither the Plan nor any action taken under the Plan shall be construed as giving to any executives or Participants the right to be retained in the employ of the Company, nor any right to examine the books of the Company, or to require an accounting.

9.03                          Withholding

The Company shall deduct from any payment under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payment.

9.04                          Funding

All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company.  Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company.

9.05                          Facility of Payment

In the event that the Plan Administrator shall find that a Participant is unable to care for such Participant’s affairs because of illness or accident or has died, the Plan Administrator may, unless claim shall have been made therefor by a duly appointed legal representative, direct that any benefit payment due the Participant, to the extent not payable from a grantor trust, be paid on the Participant’s behalf to the Participant’s spouse, a child, a parent or other blood relative, or to a person with whom the Participant resides or a legal guardian, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

9.06                          Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

IN WITNESS WHEREOF, pursuant to resolutions adopted by the Board of Directors of Consolidated Edison, Inc. at a meeting held on January 15, 2004, the undersigned duly authorized officer hereby approves the foregoing instrument as the Consolidated Edison Inc. Annual Incentive Plan, effective as of January 1, 2003 by executing this instrument this 19th day of February, 2004.

By:	/s/
Claude Trahan
Vice President-Human Resources
Consolidated Edison Company of New York, Inc.